Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 1 to Registration Statement of our report dated March 23, 2017, relating to the consolidated financial statements of Mid Penn Bancorp, Inc., which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

September 22, 2017